SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                 August 12, 1998
                                 --------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

              4400 NE 77th Avenue, Vancouver, WA                  98662
------------------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                  (360)892-1000
                                 ---------------
              (Registrant's telephone number, including area code)

                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.
________________________________________________________________________________


This report is being filed to make available the following press release dated August 12, 1998

________________________________________________________________________________


                           ELECTRIC LIGHTWAVE REPORTS
                      SECOND QUARTER 1998 FINANCIAL RESULTS

               Access lines up 32% over 1Q 1998, 167% over 2Q 1997

         Local dial tone revenue up 29% over 1Q 1998, 289% over 2Q 1997

            Sales staff growth up 27% over 1Q 1998, 95% over 2Q 1997


VANCOUVER, Wash., August 12, 1998 -- Electric Lightwave, Inc. (NASDAQ: ELIX), an integrated communications provider operating in 83 municipalities in the western U.S., today announced its financial results for the quarter ended June 30, 1998.

Revenues for the quarter were $21.4 million, compared to $14.2 million in the second quarter of 1997, a 51% increase. EBITDA loss (loss before interest, taxes, depreciation and amortization) for the quarter was $12.5 million which compares to a $7.0 million EBITDA loss for the second quarter of 1997.

"We're especially pleased with the growth in access lines and local dial tone revenue as well as our product bundles," said Electric Lightwave President and Chief Operating Officer Dave Sharkey. "This shows the continued strong demand for our products."

Sharkey added that more than 95% of the company's access lines are on-switch, representing high margins and high asset utilization for Electric Lightwave.

In addition, Electric Lightwave's recent announcement regarding its agreement with Qwest (June 25) complements Electric Lightwave's facilities-based business strategy in the West, and gives the company the ability to offer high-speed, point-to-point bandwidth, Internet, Frame Relay, ATM and Transparent LAN Services to business customers in a number of major markets across the country. "This agreement is significant because it provides the framework for us to reduce leased long-haul network costs approximately 25%," said Sharkey.

BACKOFFICE  IMPLEMENTATION
As announced in its July 13 news release, the company's implementation of new business systems that enables the integration of order flow, provisioning, network monitoring and billing systems has had a temporary impact on its ability to ramp-up order processing. This has led to slower than expected revenue growth in the second quarter. However, with productivity improvement doubling over the last three months, Electric Lightwave's management team is very confident that revenue will to return to quarterly double-digit growth rates later in the year. "We've implemented a scaleable integrated back office system that can support our targeted growth for the forseeable future," Sharkey said. "This system will truly be a competitive advantage in our ability to provide high quality, low cost services."

REVENUE COMPONENTS
Local dial tone revenue and enhanced services revenue continue to be the fastest growing components of Electric Lightwave's revenue stream. Local dial tone services revenue increased to $7.8 million, up 289% over the $2.0 million in the second quarter of 1997 and up from $6.0 million, or 29% over the second quarter of 1998. Enhanced services revenue, which includes frame relay, Internet and LAN-to-LAN service revenue totaled $3.4 million, up 50% from the $2.3 million in the second quarter of 1997 and up from $3.1 million, or 10% over the first quarter of 1998.

The company grew its access lines by 167%, from 20,413 in the second quarter of 1997 to 54,490 in the second quarter of 1998. Access line growth was up 32% from the first quarter total of 41,270.

Electric Lightwave is a facilities-based integrated communications provider offering data and Internet access solutions, local, long distance, network access, videoconferencing, prepaid services and broadband transport services to businesses nationwide. ELI currently serves 83 municipalities with 54,490 local access line equivalents, 2,656 route miles and 682 on-net buildings connected as of June 30, 1998. The company has interconnected its market clusters with facilities-based owned and leased long-haul fiber optic networks.

Except for any historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties that are described in the company's filings with the Securities and Exchange Commission.

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

                            ELECTRIC LIGHTWAVE, INC.
                              STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                     JUNE 30, 1998   JUNE 30, 1997  JUNE 30, 1998  JUNE 30, 1997
                                                                    -------------   -------------   -------------  --------------
Revenues                                                               $  21,443      $   14,246      $   41,500      $   24,765
                                                                    -------------   -------------   -------------  --------------

Operating Expenses:
    Network Access                                                         9,860           7,016          19,072          11,946
    Sales and Marketing                                                    5,735           3,761          10,675           6,667
    Depreciation and Amortization                                          3,780           2,786           7,664           5,603
    Other Operating Expenses                                              18,381          10,426          34,062          20,363
                                                                    -------------   -------------   -------------  --------------
             Total Operating Expenses                                     37,756          23,989          71,473          44,579
                                                                    -------------   -------------   -------------  --------------

Loss from Operations                                                    (16,313)         (9,743)        (29,973)        (19,814)

Interest Expense, Net                                                      1,467             211           2,211             302
                                                                    -------------   -------------   -------------  --------------

    Net Loss Before Income Taxes and Cumulative Effect of a Change      (17,780)         (9,954)        (32,184)        (20,116)
        in Accounting Principle

Income Tax Benefit                                                       (3,022)               -         (5,471)               -
                                                                    -------------   -------------   -------------  --------------

    Net Loss Before Cumulative Effect of a Change in Accounting         (14,758)         (9,954)        (26,713)        (20,116)
        Principle

Cumulative Effect of Change in Accounting Principle                            -               -           2,817               -
                                                                    -------------   -------------   -------------  --------------

    Net Loss                                                          $ (14,758)      $  (9,954)      $ (29,530)      $ (20,116)
                                                                    =============   =============   =============  ==============

    EBITDA                                                            $ (12,533)     $   (6,957)      $ (22,309)      $ (14,211)
                                                                    =============   =============   =============  ==============

Weighted average shares outstanding                                       49,694          41,685          49,690          41,685

Net Loss Before Cumulative Effect of Change in
       Accounting Principle per Common Share:
    Basic                                                           $     (0.30)    $     (0.24)    $     (0.54)    $     (0.48)
    Diluted                                                         $     (0.30)    $     (0.24)    $     (0.54)    $     (0.48)

Net Loss Per Common Share:
    Basic                                                           $     (0.30)    $     (0.24)    $     (0.59)    $     (0.48)
    Diluted                                                         $     (0.30)    $     (0.24)    $     (0.59)    $     (0.48)

                                           SELECTED FINANCIAL & OPERATING DATA
                                      (IN THOUSANDS EXCEPT SELECTED OPERATING DATA)


                                                         JUNE 30, 1998          JUNE 30, 1997           MARCH 31, 1998
                                                       -------------------    -------------------    ---------------------

SELECTED FINANCIAL DATA

Property, Plant & Equipment - Owned                            $  396,080             $  235,953               $  352,062
Property, Plant & Equipment - Leased                              108,541                 73,042                  105,226
                                                         -----------------       ----------------        -----------------
            Total                                              $  504,621             $  308,995               $  457,288

SELECTED OPERATING DATA
Markets                                                                 9                      5                        6
Municipalities                                                         83                    n/a                       75
Route Miles                                                         2,656                  1,528                    2,525
Fiber Miles                                                       153,002                107,876                  145,350
Buildings Connected                                                   682                    509                      631

Switches:
            Voice                                                       7                      5                        5
            Internet Routers                                           18                      8                       18
            ATM                                                         9                      -                        9
            Frame Relay                                                22                     13                       22
Access Lines                                                       54,490                 20,413                   41,270
Access Lines/Switch                                                 7,784                  4,083                    8,254
% on Switch                                                           98%                    94%                      97%
Employees                                                             841                    485                      670
Customers                                                           1,330                    991                    1,226

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








                                   SIGNATURES
                                ----------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electric Lightwave, Inc.
                            ------------------------
                                   Registrant




                              By: /s/ Kerry D. Rea
                           _____________________________
                           Vice President and Controller



Date:     August 13, 1998